UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2021

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01      Other Events.
On March 22, 2021, we announced the pricing of our offering of $500 million aggregate principal amount of 0.50% convertible senior notes due 2027 (the “Notes”). We offered the Notes to the initial purchasers of the Notes pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and expect any resale of the Notes to be to qualified institutional buyers pursuant to Rule 144A under the Securities Act. We also granted to the initial purchasers of the Notes an option to purchase up to an additional $75 million aggregate principal amount of Notes.
A copy of the press release announcing these proposed transactions is filed as exhibit 99.1 to this report and is incorporated into this report by reference.
Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated March 22, 2021
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation (Registrant)
March 23, 2021
	By:	/s/ Chris Nielsen
Chris Nielsen
Chief Financial Officer